Exhibit 99.1

For Immediate Release

     For more information, contact:

Cheryl Pabich, Director of Marketing
Phone: (414) 973-4426
Email: Pabich@arinet.com

Investor Contact:

Joe Dorame, Robert Blum, Joe Diaz
Lytham Partners, LLC
Phone: (602) 889-9700

Email: aris@lythampartners.com

ARI Names James R. Johnson to Board of Directors

Brings proven track record of growing global software and enterprise application services companies

Milwaukee, Wis., May 3, 2012 – ARI Network Services, Inc. (OTCBB:ARIS), a leading provider of technology-enabled SaaS and DaaS business solutions that help dealers, distributors and manufacturers increase revenue and reduce costs, announced today that James (Jim) R. Johnson, of Palm Springs, Calif, has been appointed to its Board of Directors.  Mr. Johnson will serve until the company’s Annual Meeting in January 2013, at which time he will be subject to election by the shareholders.  Johnson’s committee assignments are pending.

Currently, Johnson serves as one of the founding directors on the board of Lister Technologies (P) Ltd, a privately-held offshore development company located in Chennai, India. From November 2004 until April 2010, Johnson served as CEO and Chairman of the Board of BakBone Software, Inc. where he was responsible for its overall business strategy and direction, growing the business from $18.0 million to $60.0 million. Before joining BakBone, Johnson served as President and Chief Technology Officer of the Hospitality Group of SoftBrands Inc, a $50 million software company. Prior to joining SoftBrands, Johnson was President and Senior Vice President of the Asia Pacific Group of Sterling Commerce. Over the course of his 18-year career with Sterling, Johnson participated in more than 47 acquisitions;  extended his expertise in storage and systems management, connectivity, eCommerce software and services to develop and increase Sterling’s product lines in these areas; and established numerous onshore and offshore multi-product development centers. Johnson holds a Bachelor’s Degree in Operational Research from California State University, Fresno.

“An important component of our strategy to drive shareholder value is growing our global presence,” said Brian E. Dearing, ARI’s Chairman of the Board.  “Jim brings to our Board a breadth and depth of firsthand knowledge of the international marketplace, particularly the Asia Pacific region. We are delighted to welcome Jim as our newest independent member of the Board of Directors.”

“Jim’s more than 25 years of executive management experience and successful track record of growing global software and enterprise applications services companies, both organically and through strategic acquisitions, will help us meet the challenges we face in our quest to expand our non-U.S. business,” said Roy W. Olivier,  CEO and President of ARI. “I look forward to working with Jim and am confident that his input will help us successfully expand the use of our existing offerings as well as introduce new products and services globally.”

“I am excited to join ARI’s Board of Directors.  ARI’s products and services are well suited for the international marketplace,” said Johnson. “I look forward to leveraging my experience and expertise to help ARI reach its full potential globally.”

About ARI

ARI Network Services (OTCBB: ARIS) is a leading innovator of Software-as-a-Service (SaaS) and Data-as-a-Service (DaaS) solutions that serve several vertical markets with a focus on the outdoor power, powersports, marine, RV, and appliance segments. Solutions include eCommerce‐enabled websites, lead generation/lead management services, search engine marketing, and electronic catalogs (parts, garments, and accessories). ARI markets its products and services through multiple sales channels and geographic markets and currently serves approximately 18,000 equipment dealers, 125 manufacturers, and 150 distributors worldwide. ARI has customers in more than 100 countries with the primary market being the Americas served by multiple U.S. offices. The company also maintains sales and service operations in the Netherlands serving the EMEA and APAC markets.

For more information on ARI, please visit our Website at www.arinet.com.

Private Securities Litigation Reform Act

Statements in this news release that are not of a historical nature are considered "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act. The forward‐looking statements can generally be identified by words such as "believes," "anticipates," "expects" or words of similar meaning. Forward‐looking statements also include statements relating to the Company's future performance, such as future prospects, revenues, profits and cash flow. The forward‐looking statements are subject to risks and uncertainties, which may cause actual results to be materially different from any future performance suggested in the forward‐looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s annual report on Form 10‐K for fiscal year ended July 31, 2011, filed with the Securities and Exchange Commission earlier today. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.